CONSULTING FEE AND PRESENT ASSIGNMENT OF LOAN PROCEEDS AND REVENUE AGREEMENT

THIS CONSULTING FEE AND PRESENT ASSIGNMENT OF LOAN PROCEEDS AND REVENUE AGREEMENT (this "Agreement") is made as of the 3rd day of December, 2007 between Liberty Renewable Fuels, LLC, ("Client") with mailing address at P.O. Box 335, Owosso, MI 48867, AND Mr. Robert J. Kruckemeyer ("Consultant"), with mailing address at 800 Commerce Street, Houston, Texas 77002.

WHEREAS, Client is seeking a credit facility of up to $190,000,000.00 ("Credit Facility"); and

WHEREAS, Consultant has contacts with lenders (the "Lender") that may be willing to provide Client with the Credit Facility (the "Assistance"); and

WHEREAS, Client has agreed to pay Consultant a Loan Fee and Revenue Fee for Consultant's Assistance (collectively the "Fee");

WHEREAS, Client has agreed to presently assign to Consultant the Loan Fee from a portion of the loan proceeds; and

WHEREAS, Client has agreed to presently assign to Consultant the Revenue Fees from a portion of the Client's revenue stream for the term of the loan.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for the mutual benefits to be derived from this Agreement, the parties hereby agree as follows:

1. Covenants of Consultant. Consultant covenants and agrees as follows:

A. Consultant will use his best efforts to provide Client with the Assistance.

B. **Definition of Consultant.** As used herein, the term "Consultant" means Robert Kruckemeyer.

2. Covenants of Client. Client covenants and agrees as follows:

A. **Definition of Client.** As used herein, the term "Client" means Liberty Renewable Fuels, LLC and all of its shareholders, members, directors, employees, officers, principals, parents, subsidiaries, attorneys, affiliates, joint venture partners,

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representatives, predecessors, successors, assigns, insurers, trustees and any associated persons or entities or related persons or entities. The intent of this definition is to make it clear that Client may not avoid its obligation of paying Consultant his Fees by obtaining the credit facility through an entity not specifically named herein. If Client, or its principals, has any interest in any entity that obtains the Credit Facility then that entity is considered the Client under the terms of this Agreement.

3. **Compensation.**

3A. Loan Fee

Client shall pay Consultant a Loan Fee as follows:

Two Percent (2%) of the total loan commitment obtained for Client by Consultant (the "Loan Fee").

The Loan Fee shall be wire transferred to Consultant at Initial Funding.

Consultant shall be paid its entire Loan Fee from the loan proceeds provided to Client in the Initial Funding. The Initial Funding is defined as the transfer of loan proceeds by the Lender or the Lender's designee to either Client or to the Client's nominee. Assuming Consultant obtains a loan commitment for Client in the amount of US$100,000,000.00 Client's fee would be $2,000,000.00. If the Initial Funding is $20,000,000.00 Consultant will receive $2,000,000.00 and Client will receive $18,000,000.00 from the loan proceeds at the Initial Funding.

3B. Revenue Fees

Client shall pay Consultant Revenue Fees as follows:

One Half of One Percent (0.5%) of the total revenue obtained by Client from all sources for the term of the loan (and all extensions, renewals or modifications thereof) if Consultant is able to obtain the loan for the Client at an interest rate of 5% or less.

Three Quarters of One Percent (0.75%) of the total revenue obtained by Client from all sources for the term of the loan (and all extensions, renewals or modifications thereof) if Consultant is able to obtain the loan for the Client at an interest rate of 4% or less.

One Percent (1%) of the total revenue obtained by Client from all sources for the term of the loan (and all extensions, renewals or modifications thereof) if Consultant is able to obtain the loan for the Client at an interest rate of 3% or less.

Liberty Renewable Fuels, LLC

Robert J. Kruckemeyer

The Revenue Fee shall be wire transferred to Consultant within 45 days after the end of each month of operation for the duration of the time period stated. Consultant shall have the right to audit the financial books and records of Client to determine the veracity of the payments set forth herein. Consultant shall pay for the cost of the audit unless the audit reveals that payments to Consultant were low by more than 10% (on an annualized basis). If Client's payments to Consultant were low by more than 10% (on an annualized basis) then Client shall pay for the cost of the audit. (For example, if Client paid Consultant $1,000,000.00 in any 12 month period and the audit reveals that Client should have paid Consultant $1,100,000.00 or less then Consultant shall pay for the audit. If however, the audit reveals that Consultant should have paid Consultant $1,100,000.01 or more then Client shall pay for the audit.

3C. Loan Fee and Revenue Fees Delivery

The Loan Fee and Revenue Fees shall be wire transferred to Consultant as follows:

Bank Name:	**Amegy Bank, N. A.**
Account Name:	**Robert J. Kruckemeyer, IOLTA**
Account Number:	**3193179**
ABA Routing No.:	**113011258**
Bank Address:	**P.O. Box 27459 Houston, Texas 77227**
Bank Officer:	**Barry Hawk, Sr. V.P.**
Phone Number:	**713-232-1793**

4. Present Assignment. This Agreement constitutes a present assignment by Client to Consultant of the loan proceeds in the amount of the Loan Fee set forth above and of the Revenue Fees as set forth above. This assignment constitutes an irrevocable and non-cancelable payment instruction. Consultant and Client shall provide a copy of this Agreement to Lender. Client, by this Agreement, instructs the Lender that the payment set forth herein shall be made to Consultant at the Initial Funding of the Credit Facility from the loan proceeds provided by the Lender to either Client or to the Client's nominee. Client will notify Consultant as to the time, date and location of the closing of the Credit Facility obtained through the Lender and Consultant may, at its option, attend the closing or be involved in the closing through email if it is done electronically. Client has the continuing obligation to pay Consultant the Revenue Fees set forth herein from the date that the Client first begins collecting revenue from operations of the ethanol plant and continuing thereafter for the term stated herein.

5. Assignment of Obligations. None of the parties hereto may assign any of its rights or obligations under this Agreement without the written consent of the other.

Liberty Renewable Fuels, LLC

Robert J. Kruckemeyer

6. **Waiver**. The failure of either party hereto to insist in any instance upon the strict performance of any provision of this Agreement or to exercise any election contained herein shall not be construed as a waiver or relinquishment for the future of such provision or election. No waiver or modification by any party shall have been deemed to have been made unless expressed in writing by such party.

7. **Governing Law**. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to principles of conflicts of laws. Venue of any dispute arising hereunder shall be in the District Courts of the State of Texas in Harris County or in the United States District Courts for the Southern District of Texas, Houston Division.

8. **Confidentiality, Non-Disclosure, Non-Contact and Non-Circumvention**. Consultant and Client agree that all information contained in this Agreement, and any and all information provided to one another leading up to the execution of this Agreement and all information pertaining to this Agreement furnished by either party to the other (collectively referred to herein as "Confidential Information") is proprietary to the parties and integral to their successful business and marketing operations. Each party agrees to inform its employees, attorneys, accountants or advisors of the confidential nature of the Confidential Information and ensure that they agree to be bound by the terms of this Paragraph 8. Each party agrees to be responsible for any breach of the terms of this Paragraph 8 by any of its employees, attorneys, accountants or advisors and to make all reasonable, necessary or appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than as permitted hereby. Client agrees that it will not directly or indirectly contact a Lender identified by Consultant for the purpose of obtaining a credit facility outside of the scope of this Agreement. Should Client contact a Lender introduced to Client by Consultant in connection with obtaining a credit facility and or line of credit outside the scope of this Agreement without the express written permission of Consultant such contact will be considered a breach of this Agreement. Neither party will disclose to any other person or entity any Confidential Information obtained from the other parties for a period of one (1) year from the date of termination of the Agreement. Except as provided herein, Client will not, either directly or indirectly, contact a Lender that was introduced to Client by Consultant for a period of (2) two years from the date of the termination of this Agreement.

9. **Notices**. Any notice required or permitted to be given under this Agreement shall be in writing via electronic mail as follows: To Client: Dskjaerlund@libertyrf.com To Consultant: bob@kruckemeyerlaw.com

10. **Entire Agreement**. This Agreement sets forth the final and complete understanding of the parties. It is understood and agreed that there are no other representations with respect to this Agreement and this Agreement supersedes all prior discussions and agreements, oral or written, relating to the subject matter hereof. It is further agreed that the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the subject matter of this Agreement may not be amended,

Liberty Renewable Fuels, LLC

Robert J. Kruckemeyer

modified or supplemented in any respect except by a subsequent written instrument evidencing the express written consent of each of the parties duly executed by the parties.

11. **Counterparts**. This Agreement shall be executed in counterparts each of which shall be an original and together will constitute one instrument.

12. **Termination.** Either party may terminate their Agreement on thirty (30) days notice to the other party. Upon termination of this Agreement by either party, paragraph 8 shall remain in full force and effect and all compensation earned shall be due and payable as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

LIBERTY RENEWABLE FUELS, LLC

By: David Skjaerlund
David Skjaerlund
Its: President

CONSULTANT

By: [signature]
Mr. Robert J. Kruckemeyer

[Acknowledgments]

STATE OF MICHIGAN §

COUNTY OF Shiawassee §

This instrument was acknowledged before me on the 3 day of Dec. 2007, by David Skjaerlund, President of Liberty Renewable Fuels, LLC

Kelly Henderson
Notary Public, Saginaw County MI
Acting in Shiawassee County, MI
My Commission Expires 10/30/2012

Kelly Henderson
NOTARY PUBLIC, STATE OF MICHIGAN

[signature]
Liberty Renewable Fuels, LLC

[signature]
Robert J. Kruckemeyer

STATE OF TEXAS §

COUNTY OF HARRIS §

This instrument was acknowledged before me on the 5th day of December 2007, by Robert J. Kruckemeyer.

NOTARY PUBLIC, STATE OF TEXAS

LISA LIM
Notary Public, State of Texas
My Commission Expires
February 06, 2008

Liberty Renewable Fuels, LLC

Robert J. Kruckemeyer